Exhibit 99.1

Definitive Healthcare Welcomes Scott Stephenson to Board of Directors

Framingham, MA (September 8, 2023) – Definitive Healthcare Corp. (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced two changes to its Board of Directors. On September 6, 2023, Scott Stephenson, the former Chief Executive Officer of Verisk Analytics, joined the Board of Directors and the nominating and corporate governance committee of the Board, while Chris Mitchell, managing director of Spectrum Equity, stepped down from the Board of Directors.

“We are thrilled to welcome Scott Stephenson to the Definitive Healthcare Board of Directors,” said Jason Krantz, Executive Chairman of the Board and founder of Definitive Healthcare. “Scott brings a deep expertise in combining data and analytics to generate new intelligence for customers of all sizes. Scott will be a valuable resource for our leadership team as we continue to build out our industry-leading SaaS platform and develop new solutions that leverage artificial intelligence and machine learning.”

Stephenson held various roles at Verisk Analytics, Inc. (Nasdaq: VRSK), a strategic data analytics and technology partner to the global insurance industry, between 2001 and 2022, including nine years as chief executive officer and a member of the Board of Directors. Prior to joining Verisk, Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee.

Since February 2020, Stephenson has served on the Board of Directors of Public Service Enterprise Group Inc. (NYSE: PEG), the publicly traded parent company of New Jersey-based gas and electric utility company, Public Service Electric and Gas Co. (PSE&G). Mr. Stephenson holds a B.S. from the University of Virginia and an M.B.A. from Harvard Business School.

“I’m excited to join the Definitive Healthcare Board of Directors,” said Stephenson. “Definitive Healthcare’s innovative SaaS platform, combined with their Atlas Dataset and proprietary AI-driven analytics has the company perfectly positioned to be an industry leader in the rapidly expanding market for healthcare commercial intelligence. I look forward to working with the leadership team to help them grow the business.”

Concurrent with Stephenson’s appointment, Chris Mitchell stepped down from the Definitive Healthcare board of directors.

“Chris was one of the first external investors in Definitive Healthcare and I’ve always appreciated the tremendous faith that he showed in me and the business,” said Krantz. “Chris is a trusted advisor who helped us steer the company through an IPO and to more than $200 million in revenue. On behalf of the entire Definitive Healthcare family, I want to thank him for his service.”

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release includes forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, customer growth and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements. Factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended June 30, 2023, our 2022 Form 10-K/A and our Q1 2023 Form 10-Q/A, as well as our Current Reports on Form 8-K and other subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

All information in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update this information, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Brian Denyeau
ICR for Definitive Healthcare
brian.denyeau@icrinc.com
646-277-1251

Media Contacts:

Danielle Johns
djohns@definitivehc.com

Highwire PR
definitivehealthcare@highwirepr.com